UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, Plexus Corp. entered into a Sixth Amendment (the "Amendment") to its bank Credit Agreement. The Amendment revises the definition of "Adjusted EBITDA" to exclude potential charges of up to $35.2 million from time to time which would result from a determination of impairment of goodwill. The Amendment was requested by Plexus in connection with its evaluation of goodwill under SFAS 142 which is being made as part of the preparation and review of Plexus’ financial statements for the quarter and nine months ending July 2, 2005.

On the date of this report, Plexus has no borrowings outstanding under the Credit Agreement.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated in this Item 1.01 by reference.

Item 2.06 Material Impairments.

On June 30, 2005 Plexus, in connection with its review of goodwill, determined that significant impairments will be recorded in the third quarter of fiscal 2005, ending July 2, 2005, for goodwill arising from prior acquisitions in Mexico and the United Kingdom. The now-expected impairment in Mexico reflects a lowered forecast of near-term profits and cash flow associated with recent operational issues and an anticipated transfer of a customer program to another Plexus manufacturing facility. All of the remaining goodwill for Mexico (approximately $11 million) is expected to be impaired in the third fiscal quarter.

A partial goodwill impairment for the United Kingdom is expected in the third fiscal quarter of approximately $15 million to $18 million. This impairment is primarily the result of the maturing of a significant customer program in the next fiscal year and that customer’s recently expressed intention to transfer future production to a lower-cost Plexus location. The impairment also reflects lowered expectations for the U.K. EMS industry in general.

There are no current or future cash expenditures associated with these impairments. Plexus’ estimate of the impairment amounts is subject to final evaluation by the Company, as well as review by its external auditors.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Sixth Amendment to Credit Agreement, dated as of June 30, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

July 1, 2005	By:	F. Gordon Bitter

Name: F. Gordon Bitter
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement